Filed Pursuant to Rule 424(b)(3)

Registration No. 333-115389

PROSPECTUS SUPPLEMENT NO. 2

(To Prospectus dated August 16, 2004)

RED HAT, INC.

$600,000,000 Principal Amount of 0.50% Convertible Senior Debentures due 2024 and

23,445,180 shares of common stock

This prospectus supplement supplements the prospectus dated August 16, 2004 of Red Hat, Inc. relating to the resale from time to time by selling securityholders of our 0.50% Convertible Senior Debentures due 2024 and shares of Red Hat, Inc. common stock issuable upon conversion of the debentures. This prospectus supplement should be read in conjunction with the prospectus. Capitalized terms used and not defined in this prospectus supplement have the meaning given to them in the prospectus.

Investing in the debentures or our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 30, 2004.

The sections of the prospectus entitled “Selling Securityholders” and “Voting/Investment Control Table” on pages 18-29 of the prospectus are amended and restated in their entirety to read as follows:

SELLING SECURITYHOLDERS

We issued the debentures covered by this prospectus in a private placement on January 12, 2004. The debentures were resold by the initial purchaser to qualified institutional buyers under Rule 144A under the Securities Act. Selling securityholders, including their transferees, pledgees, donees or their successors, may offer and sell the debentures and the shares of our common stock into which the debentures are convertible pursuant to this prospectus.

The following table sets forth certain information about the selling securityholders and the principal amount of debentures and the shares of our common stock into which the debentures are convertible beneficially owned by each selling securityholder that may be offered pursuant to this prospectus. The information is based solely on information provided by or on behalf of the following selling securityholders to us in a questionnaire and is as of the date specified by the securityholders in those questionnaires.

Full Legal Name of Selling Securityholder	Principal Amount of Debentures Beneficially Owned That May Be Sold (1)	Shares of Red Hat Common Stock Beneficially Owned Upon Conversion of the Debentures (1)	Debentures Owned After Completion of the Offering (2)	Shares of Red Hat Common Stock Owned After Completion of the Offering (2)
Alexian Brothers Medical Center	$260,000	10,159	—	—
Allstate Insurance Company(3)	4,000,000	156,301	—	—
Aloha Airlines Non-Pilots Pension Trust	125,000	4,884	—	—
Aloha Pilots Retirement Trust	65,000	2,539	—	—
Amaranth LLC(3)	15,000,000	586,129	—	—
Arbitex Master Fund L.P.(3)	15,200,000	593,944	—	—
Arkansas PERS	700,000	27,352	—	—
Arkansas Teacher Retirement	3,820,000	149,267	—	—
AstraZeneca Holdings Pension	205,000	8,010	—	—
Baptist Health of South Florida	455,000	17,779	—	—
Barclays Global Investors Diversified Alpha Plus Funds	1,069,000	41,771	—	—
B.C. McCabe Foundation	150,000	5,861	—	—
BNP Paribas Arbitrage(3)	7,000,000	273,527	—	—
BP Amoco PLC Master Trust	1,136,000	44,389	—	—
C & H Sugar Company Inc.	150,000	5,861	—	—
Canyon Capital Arbitrage Master Fund, Ltd.(3)	14,250,000	556,823	—	—
Canyon Value Realization Fund, L.P.(3)	7,125,000	278,411	—	—
Canyon Value Realization Fund (Cayman), Ltd.(3)	19,475,000	760,991	—	—
Canyon Value Realization MAC 18, Ltd. (RMF)(3)	2,850,000	111,364	—	—
Cheyne Fund L.P.	5,408,000	211,319	—	—
Cheyne Leveraged Fund L.P.	3,908,000	152,706	—	—
CIP Limited Duration Company	120,000	4,689	—	—
Citadel Credit Trading Ltd.(3)	7,575,000	295,995	—	—
Citadel Equity Fund Ltd.(3)	42,925,000	1,677,307	—	—

Full Legal Name of Selling Securityholder	Principal Amount of Debentures Beneficially Owned That May Be Sold (1)	Shares of Red Hat Common Stock Beneficially Owned Upon Conversion of the Debentures (1)	Debentures Owned After Completion of the Offering (2)	Shares of Red Hat Common Stock Owned After Completion of the Offering (2)
Citigroup Global Markets Inc.(4)	$1,750,000	68,381	—	—
CNH CA Master Account, L.P.	4,000,000	156,301	—	—
Commissioners of the Land Office	1,625,000	63,497	—	—
Concordia Mac29 Limited	500,000	19,537	—	—
Concordia Partners L.P.	2,000,000	78,150
Credit Suisse First Boston LLC(4)	515,000	20,123	—	—
CS Alternative Strategy Ltd.	64,000	2,500	—	—
DaimlerChrysler Corp. Emp. #1 Pension Plan, dtd. 4/1/89	4,200,000	164,116	—	—
DBAG London(3)	8,019,000	313,344	—	—
DB Equity Opportunities Master Portfolio Ltd.	7,400,000	289,157	—	—
DEAM Convertible Arbitrage	3,700,000	144,578	—	—
Delaware PERS	400,000	15,630	—	—
D.E. Shaw Investment Group, L.L.C.(3)	1,500,000	58,612	—	—
D.E. Shaw Valence Portfolios, L.L.C.(3)	8,500,000	332,140	—	—
Deutsche Bank Securities Inc.(4)	1,850,000	72,289	—	—
DKR SoundShore Opportunity Holding Fund Ltd.	4,000,000	156,301	—	—
DKR SoundShore Strategic Holding Fund Ltd.	2,000,000	78,150	—	—
Dodeca Fund, L.P.	1,925,000	75,219	—	—
Engineers Joint Pension Fund	305,000	11,917	—	—
Family Service Life Insurance Co.(3)	100,000	3,907	—	—
Fidelity Contrafund(3)	10,094,000	394,426	—	—
Fidelity Financial Trust: Fidelity Convertible Securities Fund(3)	11,368,000	444,208	—	—
Fidelity Trend Fund(3)	243,000	9,495	—	—
Fore Convertible Master Fund Ltd.	2,747,000	107,339	—	—
Fore Plan Asset Fund Ltd.	247,000	9,651	—	—
Forest Fulcrum Fund L.P.(4)	1,437,000	56,151	—	—
Forest Global Convertible Fund, Ltd., Class A-5	6,010,000	234,842	—	—
Forest Multi-Strategy Master Fund SPC, on behalf of its Multi-Strategy Segregated Portfolio	2,088,000	81,589	—	—
Franklin and Marshall College	250,000	9,768	—	—
Froley Revy Investment Convertible Security Fund	55,000	2,149	—	—
FrontPoint Convertible Arbitrage Fund, L.P.	3,500,000	136,763	—	—
Global Bermuda Limited Partnership	5,100,000	199,284	—	—
Goldman Sachs & Company(4)	5,000,000	195,376	—	—
Grace Brothers, Ltd.(4)	2,000,000	78,150	—	—
Grace Convertible Arbitrage Fund, Ltd.(3)	3,500,000	136,763	—	—
Guardian Life Insurance Co. of America(3)	5,500,000	214,914	—	—
Guardian Pension Trust(3)	400,000	15,630	—	—

Full Legal Name of Selling Securityholder	Principal Amount of Debentures Beneficially Owned That May Be Sold (1)	Shares of Red Hat Common Stock Beneficially Owned Upon Conversion of the Debentures (1)	Debentures Owned After Completion of the Offering (2)	Shares of Red Hat Common Stock Owned After Completion of the Offering (2)
Guggenheim Portfolio Company VIII (Cayman), Ltd.(3)	$432,000	16,880	—	—
Guggenheim Portfolio Co. XV, LLC	2,000,000	78,150	—	—
Hawaiian Airlines Employees Pension Plan-IAM	40,000	1,563	—	—
Hawaiian Airlines Pension Plan for Salaried Employees	5,000	195	—	—
Hawaiian Airlines Pilots Retirement Plan	115,000	4,493	—	—
HFR CA Global Opportunity Master Trust	847,000	33,096	—	—
HFR RVA Select Performance Master Trust	325,000	12,699	—	—
Hotel Union & Hotel Industry of Hawaii Pension Plan	258,000	10,081	—	—
ICI American Holdings Trust	150,000	5,861	—	—
Inflective Convertible Opportunity Fund I, L.P.	75,000	2,930	—	—
Innovest Finanzdienstle	1,295,000	50,602	—	—
Institutional Benchmarks Master Fund Ltd.	1,623,000	63,419	—	—
Intl Truck & Engine Corp Retirement Plan for Salaried Employee's Trust	1,625,000	63,497	—	—
Intl. Truck & Engine Corp Non Contributory Retirement Plan Trust	975,000	38,098	—	—
Jefferies & Company Inc.(4)	5,000	195	—	—
Jefferies Umbrella Fund US Convertible Bonds	100,000	3,907	—	—
JMG Capital Partners, L.P.	4,850,000	189,515	—	—
JMG Triton Offshore Fund, Ltd.	4,850,000	189,515	—	—
JP Morgan Securities Inc.(4)	964,000	37,668	—	—
KBC Convertible MAC28 Fund	1,800,000	70,335	—	—
KBC Convertible Opportunities Fund	11,600,000	453,273	—	—
KBC Financial Products USA Inc.	475,000	18,560	—	—
KBC Multi-Strategy Arbitrage Fund	5,600,000	218,821	—	—
KeySpan Foundation	75,000	2,930	—	—
KeySpan Insurance Company	125,000	4,884	—	—
Lakeshore International, Ltd.	20,400,000	797,136	—	—
LDG Limited	128,000	5,001	—	—
Lehman Brothers, Inc.(4)	3,000,000	117,225	—	—
Lexington Vantage Fund c/o TQA Investors, L.L.C.	32,000	1,250	—	—
LLT Limited	566,000	22,116	—	—
Lord Abbett Investment Trust—LA Convertible Fund	2,675,000	104,526	—	—
Louisiana CCRF	80,000	3,126	—	—
Lyxor/Forest Fund Ltd.	3,060,000	119,570	—	—
Lyxor Master Fund(3)	300,000	11,722	—	—
Lyxor/Concordia Convertible Arbitrage Fund	500,000	19,537	—	—
Man Convertible Bond Master Fund, Ltd.	9,393,000	367,034	—	—
Man Mac I Limited	1,074,000	41,966	—	—

Full Legal Name of Selling Securityholder	Principal Amount of Debentures Beneficially Owned That May Be Sold (1)	Shares of Red Hat Common Stock Beneficially Owned Upon Conversion of the Debentures (1)	Debentures Owned After Completion of the Offering (2)	Shares of Red Hat Common Stock Owned After Completion of the Offering (2)
McMahan Securities Co. L.P.(4)	$500,000	19,537	—	—
Melody IAM Fund	1,000,000	39,075	—	—
MLQA Convertible Securities Arbitrage Ltd.	5,000,000	195,376	—	—
Morgan Stanley Convertible Securities Trust(3)	2,200,000	85,965	—	—
MSD TCB, L.P.	99,500,000	3,887,992	—	—
National Fuel & Gas Company Retirement Plan	575,000	22,468	—	—
Nicholas-Applegate Capital Management Convertible Mutual Fund	525,000	20,514	—	—
OCLC Online Computer Library Center Inc.	20,000	781	—	—
Oppenheimer Convertible Securities Fund(3)	4,000,000	156,301	—	—
Oxford, Lord Abbett & Co.	1,775,000	69,358	—	—
Piper Jaffray Companies(4)	10,000,000	390,753	—	—
Polygon Global Opportunities Master Fund	14,000,000	547,054	—	—
Prudential Insurance Co. of America(3)	40,000	1,563	—	—
QVT Fund LP	11,081,000	432,993	—	—
Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio	10,500,000	410,290	—	—
Ramius Capital Group(3)	1,000,000	39,075	—	—
Ramius Master Fund, Ltd.(3)	2,000,000	78,150	—	—
RCG Latitude Master Fund, Ltd.(3)	7,000,000	273,527	—	—
RCG Multi Strategy Master Fund, Ltd.(3)	3,000,000	117,225	—	—
S.A.C. Arbitrage Fund, LLC	12,500,000	488,441	—	—
San Diego City Retirement	665,000	25,985	—	—
San Diego County Convertible	1,400,000	54,705	—	—
Satellite Asset Management, L.P.	12,500,000	488,441	—	—
SG Cowen Securities Corp.(4)	5,000,000	195,376	—	—
Sphinx Convertible Arbitrage SPC	977,000	38,176	—	—
Sphinx Convertible Arb Fund SPC	438,000	17,114	—	—
Sphinx Fund c/o TQA Investors, L.L.C.	80,000	3,126	—	—
SSI Blended Market Neutral L.P.	511,000	19,967	—	—
SSI Hedged Convertible Market Neutral L.P.	1,003,000	39,192	—	—
St. Thomas Trading, Ltd.(3)	15,607,000	609,848	—	—
State of Oregon/Equity	2,050,000	80,104	—	—
State of Oregon/SAIF Corporation	3,000,000	117,225	—	—
State Street Bank Custodian for GE Pension Trust	2,200,000	85,965	—	—
Syngenta AG	115,000	4,493	—	—
Total Fina Elf Finance USA, Inc.	325,000	12,699	—	—
TQA Master Fund, Ltd.	1,249,000	48,805	—	—
TQA Master Plus Fund, Ltd.	1,908,000	74,555	—	—

Full Legal Name of Selling Securityholder	Principal Amount of Debentures Beneficially Owned That May Be Sold (1)	Shares of Red Hat Common Stock Beneficially Owned Upon Conversion of the Debentures (1)	Debentures Owned After Completion of the Offering (2)	Shares of Red Hat Common Stock Owned After Completion of the Offering (2)
UBS O'Connor LLC f/b/o O’Connor Global Convertible Arbitrage Master Ltd.	$11,650,000	455,227	—	—
UBS Securities LLC(4)	51,807,000	2,024,374	—	—
US Bank FBO Benedictine Health Systems	200,000	7,815	—	—
Van Kampen Harbor Fund(4)	2,100,000	82,058	—	—
Variable Insurance Products Fund II: Contrafund Portfolio(3)	2,890,000	112,927	—	—
Vermont Mutual Insurance Company	175,000	6,838	—	—
Viacom Inc. Pension Plan Master Trust	26,000	1,015	—	—
Wachovia Capital Markets LLC(4)	1,458,000	56,971	—	—
Wake Forest University	340,000	13,285	—	—
Wyoming State Treasurer	690,000	26,961	—	—
Xavex Convertible Arbitrage 4 Fund	320,000	12,504	—	—
Xavex Convertible Arbitrage 7 Fund c/o TQA Investors, L.L.C.	309,000	12,074	—	—
Zurich Institutional Benchmarks Master Fund Ltd.	1,314,000	51,344	—	—
Zurich Institutional Benchmarks Master Fund, Ltd. c/o TQA Investors, L.L.C.	294,000	11,488	—	—

(1)	Assumes conversion of all the securityholders’ debentures at the initial conversion rate of 39.0753 shares of common stock per $1,000 principal amount of debentures. However, the conversion rate is subject to adjustment as described in the prospectus under the heading “Description of Debentures—Conversion Rights.” As a result, the amount of common stock issuable upon conversion of the debentures may increase or decrease in the future.

(2)	We do not know when or in what amounts a selling securityholder may offer the debentures or shares for sale. The selling securityholders might not sell any or all of the debentures or shares offered by this prospectus. Because the selling securityholders may offer all or some of the debentures or shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the debentures or shares, we cannot estimate the number of the debentures or shares that will be held by the selling securityholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the debentures or shares covered by this prospectus will be held by the selling securityholders.

(3)	The selling securityholder is an affiliate of a registered broker-dealer and has informed us that it acquired the securities in the ordinary course of business, and at the time of the acquisition of the securities had no agreements, understandings or arrangements with any other persons, either directly or indirectly, to distribute the securities. To the extent that we become aware that any selling securityholder did not acquire its securities in the ordinary course of business or did have such an agreement, understanding or arrangement, we will file an amendment to this registration statement to designate such affiliate as an “underwriter” within the meaning of the Securities Act.

(4)	The selling securityholder is a registered broker-dealer and an “underwriter” within the meaning of the Securities Act, and any profits that they realize on the resale of the debentures or the shares are underwriting commissions or discounts.

None of the selling securityholders has held any position or office with, or has otherwise had a material relationship with us, or any of our subsidiaries, within the past three years. From time to time the selling securityholders may hold other securities that we have issued.

VOTING/INVESTMENT CONTROL TABLE

NAME OF SECURITYHOLDER	NATURAL PERSON OR PERSONS WITH VOTING/INVESTMENT CONTROL
Alexian Brothers Medical Center	Ann Houlihan
Allstate Insurance Company	(1)
Aloha Airlines Non-Pilots Pension Trust	Ann Houlihan
Aloha Pilots Retirement Trust	Ann Houlihan
Amaranth LLC	(2)
Arbitex Master Fund L.P.	Clark Hunt, Jonathan Bren and Ken Tananbaum
Arkansas PERS	Ann Houlihan
Arkansas Teacher Retirement	(3)
AstraZeneca Holdings Pension	Ann Houlihan
Baptist Health of South Florida	(3)
Barclays Global Investors Diversified Alpha Plus Funds	Michael A. Boyd
B.C. McCabe Foundation	Maren Lindstrom
BNP Paribas Arbitrage	Mike Cohen
BP Amoco PLC Master Trust	John Gottfurcht, George Douglas, Amy Jo Gottfurcht
C & H Sugar Company Inc.	Ann Houlihan
Canyon Capital Arbitrage Master Fund, Ltd.	(4)
Canyon Value Realization Fund (Cayman), Ltd.	(5)
Canyon Value Realization Fund, L.P.	(6)
Canyon Value Realization MAC 18, Ltd. (RMF)	(7)
Cheyne Fund L.P.	David Treadwell and Akin Akinloye
Cheyne Leveraged Fund L.P.	David Treadwell and Akin Akinloye
CIP Limited Duration Company	David Treadwell and Akin Akinloye
Citadel Credit Trading Ltd.	(8)
Citadel Equity Fund Ltd.	(8)
Citigroup Global Markets Inc.	(9)
CNH CA Master Account, L.P.	(10)
Commissioners of the Land Office	Maren Lindstrom
Concordia Mac29 Limited	(11)
Concordia Partners L.P.	(11)
Credit Suisse First Boston LLC	Jeffrey Andreski
CS Alternative Strategy Ltd.	David Treadwell and Akin Akinloye
DaimlerChrysler Corp. Emp. #1 Pension Plan, dtd. 4/1/89	Jack Feiler
DBAG London	Dan Azzi and Patrick Corrigan
DB Equity Opportunities Master Portfolio Ltd.	Eric Lobben
DEAM Convertible Arbitrage	Eric Lobben
Delaware PERS	Ann Houlihan
D.E. Shaw Investment Group, L.L.C.	(12)
D.E. Shaw Valence Portfolios, L.L.C.	(12)
Deutsche Bank Securities Inc.	Thomas Sullivan
DKR SoundShore Opportunity Holding Fund Ltd.	(13)
DKR SoundShore Strategic Holding Fund Ltd.	(13)
Dodeca Fund, L.P.	Thomas J. Ray
Engineers Joint Pension Fund	(3)
Family Service Life Insurance Co.	John Murphy
Fidelity Contrafund	(14)
Fidelity Financial Trust: Fidelity Convertible Securities Fund	(14)
Fidelity Trend Fund	(14)
Fore Convertible Master Fund Ltd.	David Egglishaw
Fore Plan Asset Fund Ltd.	David Egglishaw
Forest Fulcrum Fund L.P.	Michael A. Boyd
Forest Global Convertible Fund, Ltd., Class A-5	Michael A. Boyd
Forest Multi-Strategy Master Fund SPC, on behalf of its Multi-Strategy Segregated Portfolio	Michael A. Boyd
Franklin and Marshall College	Jack Feiler

NAME OF SECURITYHOLDER	NATURAL PERSON OR PERSONS WITH VOTING/INVESTMENT CONTROL
Froley Revy Investment Convertible Security Fund	Ann Houlihan
FrontPoint Convertible Arbitrage Fund, L.P.	(15)
Grace Brothers, Ltd.	Bradford Whitmore and Michael Brailov
Grace Convertible Arbitrage Fund, Ltd.	Bradford Whitmore and Michael Brailov
Guardian Life Insurance Co. of America	John Murphy
Guardian Pension Trust	John Murphy
Guggenheim Portfolio Company VIII (Cayman), Ltd.	Loren Katzovitz, Patrick Hughes, Kevin Felix
Guggenheim Portfolio Co. XV, LLC	Alex Adair
Hawaiian Airlines Employees Pension Plan-IAM	Ann Houlihan
Hawaiian Airlines Pension Plan for Salaried Employees	Ann Houlihan
Hawaiian Arlines Pilots Retirement Plan	Ann Houlihan
HFR CA Global Opportunity Master Trust	Michael A. Boyd
HFR RVA Select Performance Master Trust	Michael A. Boyd
Hotel Union & Hotel Industry of Hawaii Pension Plan	John Gottfurcht, George Douglas, Amy Jo Gottfurcht
ICI American Holdings Trust	Ann Houlihan
Inflective Convertible Opportunity Fund I, L.P.	Thomas J. Ray
Innovest Finanzdienstle	(3)
Institutional Benchmarks Master Fund Ltd.	John Gottfurcht, George Douglas, Amy Jo Gottfurcht
Intl Truck & Engine Corp Retirement Plan for Salaried Employee’s Trust	Maren Lindstrom
Intl. Truck & Engine Corp Non Contributory Retirement Plan Trust	Maren Lindstrom
Jefferies & Company Inc.	John Gottfurcht, George Douglas, Amy Jo Gottfurcht
Jefferies Umbrella Fund US Convertible Bonds	(16)
JMG Capital Partners, L.P.	(17)
JMG Triton Offshore Fund, Ltd.	(18)
JP Morgan Securities Inc.	(19)
KBC Convertible MAC28 Fund	Andy Preston
KBC Convertible Opportunities Fund	Andy Preston
KBC Financial Products USA Inc.	(20)
KBC Multi-Strategy Arbitrage Fund	Andy Preston
KeySpan Foundation	Maren Lindstrom
KeySpan Insurance Company	Maren Lindstrom
LDG Limited	(21)
Lexington Vantage Fund c/o TQA Investors, L.L.C.	(21)
LLT Limited	Michael A. Boyd
Lord Abbett Investment Trust—LA Convertible Fund	Maren Lindstrom
Louisiana CCRF	Ann Houlihan
Lyxor/Forest Fund Ltd.	Michael A. Boyd
Lyxor Master Fund	Clark Hunt, Jonathan Bren and Ken Tananbaum
Lyxor/Concordia Convertible Arbitrage Fund	(11)
Man Convertible Bond Master Fund, Ltd.	John Null and J. T. Hansen
Man Mac I Limited	(22)
McMahan Securities Co. L.P.	(23)
Melody IAM Fund	Andy Preston
Morgan Stanley Convertible Securities Trust	(24)
MSD TCB, L.P.	John Phelan and Glenn Fuhrman
National Fuel & Gas Company Retirement Plan	Maren Lindstrom
Nicholas-Applegate Capital Management Convertible Mutual Fund	(3)
OCLC Online Computer Library Center Inc.	Ann Houlihan
Oppenheimer Convertible Securities Fund	Ted Everett
Oxford, Lord Abbett & Co.	Maren Lindstrom

NAME OF SECURITYHOLDER	NATURAL PERSON OR PERSONS WITH VOTING/INVESTMENT CONTROL
Polygon Global Opportunities Master Fund	Alex Jackson, Byron Knief, Brandon Jones, Erik Caspersen, Greville Ward and Reade Griffith
Prudential Insurance Co. of America	Ann Houlihan
QVT Fund LP	(25)
Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio	(26)
Ramius Capital Group	Alex Adair
Ramius Master Fund, Ltd.	Alex Adair
RCG Latitude Master Fund, Ltd.	Alex Adair
RCG Multi Strategy Master Fund, Ltd.	Alex Adair
S.A.C. Arbitrage Fund, LLC	(27)
San Diego City Retirement	(3)
San Diego County Convertible	(3)
Satellite Asset Management, L.P.	(28)
SG Cowen Securities Corp.	(29)
Sphinx Convertible Arbitrage SPC	Michael A. Boyd
Sphinx Convertible Arb Fund SPC	John Gottfurcht, George Douglas, Amy Jo Gottfurcht
Sphinx Fund c/o TQA Investors, L.L.C.	(21)
SSI Blended Market Neutral L.P.	John Gottfurcht, George Douglas, Amy Jo Gottfurcht
SSI Hedged Convertible Market Neutral L.P.	John Gottfurcht, George Douglas, Amy Jo Gottfurcht
St. Thomas Trading, Ltd.	John Null and J. T. Hansen
State of Oregon/Equity	Ann Houlihan
State of Oregon/SAIF Corporation	Ann Houlihan
State Street Bank Custodian for GE Pension Trust	Jack Feiler
Syngenta AG	Ann Houlihan
Total Fina Elf Finance USA, Inc.	Maren Lindstrom
TQA Master Fund, Ltd.	(21)
TQA Master Plus Fund, Ltd.	(21)
UBS O’Connor LLC f/b/o O’Connor Global Convertible Arbitrage Master Ltd.	(30)
UBS Securities LLC	Keith Ackerman
US Bank FBO Benedictine Health Systems	Ann Houlihan
Van Kampen Harbor Fund	(31)
Variable Insurance Products Fund II: Contrafund Portfolio	(14)
Vermont Mutual Insurance Company	Maren Lindstrom
Viacom Inc. Pension Plan Master Trust	John Gottfurcht, George Douglas, Amy Jo Gottfurcht
Wachovia Capital Markets LLC	(32)
Wake Forest University	(3)
Wyoming State Treasurer	(3)
Xavex Convertible Arbitrage 4 Fund	Michael A. Boyd
Xavex Convertible Arbitrage 7 Fund c/o TQA Investors, L.L.C.	(21)
Zurich Institutional Benchmarks Master Fund Ltd.	Michael A. Boyd
Zurich Institutional Benchmarks Master Fund, Ltd. c/o TQA Investors, L.L.C.	(21)

(1)	The securityholder is a wholly owned subsidiary of The Allstate Corporation, a reporting entity with the Securities and Exchange Commission. The Allstate Corporation has voting and investment control over the securities held by the securityholder.

(2)

Amaranth Advisors L.L.C., the trading advisor for Amaranth LLC, exercises voting power and investment control over any Registrable Securities. Amaranth Advisors L.L.C. has designated authorized signatories who will sign on behalf of Amaranth LLC. Nicholas M. Maounis is the Managing Member of Amaranth Advisors L.L.C.

(3)	The securityholder has informed us that it has delegated full authority to Nicholas-Applegate Capital Management (“Nicholas-Applegate”) as investment advisor over the referenced securities, including full voting and dispositive power. The chief investment officer of Nicholas-Applegate is Horacio Valeiras, who, in such capacity, has oversight authority over all portfolio managers at Nicholas-Applegate. Nicholas-Applegate’s proxy committee sets policies on the voting of all of Nicholas-Applegate’s clients’ securities to be voted by Nicholas-Applegate for clients. These policies are available to clients of Nicholas-Applegate upon request.

(4)	Canyon Capital Advisors LLC is the investment advisor for Canyon Capital Arbitrage Master Fund, Ltd. and has the power to direct investments by Canyon Capital Arbitrage Master Fund, Ltd. The managing partners of Canyon Capital Advisors LLC are Joshua S. Friedman, Mitchell R. Julis, R. Christian B. Evensen and K. Robert Turner. Canyon Capital Arbitrage Master Fund, Ltd. is a Cayman Islands Exempted company.

(5)	Canyon Capital Advisors LLC is the investment advisor for Canyon Value Realization Fund (Cayman), Ltd. The managing partners of Canyon Capital Advisors LLC are Joshua S. Friedman, Mitchell R. Julis, R. Christian B. Evensen and K. Robert Turner. In addition, Joshua S. Friedman, Mitchell R. Julis and R. Christian B. Evensen own all the ordinary shares of Canyon Value Realization Fund (Cayman), Ltd., carrying full voting rights on all matters.

(6)	The general partners for Canyon Value Realization Fund, L.P. are Canpartners Investments III, L.P. Canyon Capital Advisors LLC is the general partner of Canpartners Investments III. The managing partners of Canyon Capital Advisors LLC are Joshua S. Friedman, Mitchell R. Julis, R. Christian B. Evensen and K. Robert Turner.

(7)	Managed Accounts Limited is the parent company of Canyon Value Realization MAC 18, Ltd. Canyon Capital Advisors LLC is the investment advisor for Canyon Value Realization MAC 18, Ltd. and has the power to direct investments. The managing partners of Canyon Capital Advisors LLC are Joshua S. Friedman, Mitchell R. Julis, R. Christian B. Evensen and K. Robert Turner. Canyon Value Realization MAC 18, Ltd. is a Limited Liability Cayman Islands Company.

(8)	Citadel Limited Partnership (“Citadel”) is the trading manager of this securityholder and consequently has investment discretion over the referenced securities held by the securityholder. Citadel disclaims beneficial ownership of the shares beneficially owned by the securityholder. Kenneth C. Griffin indirectly controls Citadel and therefore has ultimate investment discretion over securities held by the securityholder. Mr. Griffin disclaims beneficial ownership of the shares held by the securityholder.

(9)	The securityholder is a wholly owned subsidiary of Citigroup Inc., a reporting entity with the Securities and Exchange Commission. Citigroup Inc. has voting and investment control over the securities held by the securityholder.

(10)	CNH Partners, LLC is the investment advisor of CNH CA Master Account, L.P. and has sole voting and dispositive power over the Registrable Securities. Investment principals for the advisor are Robert Krail, Mark Mitchell and Todd Pulvino.

(11)	Concordia Advisors (Bermuda) Ltd., an investment advisor registered with the Securities and Exchange Commission, is the investment manager to the securityholder and has voting and investment power with respect to the securities held by the securityholder. Alexander Ribaroff serves as president and Dan Wood serves as vice president of Concordia Advisors (Bermuda) Ltd.

(12)	D.E. Shaw & Co. L.P., as either managing member or investment advisor, has voting and investment control over any shares of Common Stock issuable upon conversion of the Debentures owned by this selling securityholder. Julius Gaudio, Eric Wepsic and Anne Dinning, or their designees, exercise voting and investment control over the referenced securities on D.E. Shaw & Co. L.P.’s behalf.

(13)

DKR Capital Partners L.P. (“DKR LP”) is a registered investment advisor with the Securities and Exchange Commission and as such, is the investment manager to the securityholder. DKR LP has retained certain portfolio managers to act as the portfolio manager to the securityholder managed by DKR LP. As such,

DKR LP and certain portfolio managers have shared dispositive and voting power over the securities held by the securityholder. For the referenced securities held by the securityholder, Tom Kirvaitis has investment and voting power.

(14)	The selling securityholder is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management and Research Company (“FMR Co.”). FMR Co. is a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly owned subsidiary of FMR Corp., a Delaware corporation.

(15)	FrontPoint Convertible Arbitrage Fund GP, LLC is the general partner of FrontPoint Convertible Arbitrage Fund, L.P. FrontPoint Partners LLC is the managing member of FrontPoint Convertible Arbitrage Fund GP, LLC and as such has voting and dispositive power over the securities held by the fund. Philip Duff, W. Gillespie Caffray and Paul Ghaffari are members of the board of managers of FrontPoint Partners LLC and are the sole members of its management committee. Messrs. Duff, Caffray and Ghaffari and FrontPoint Partners LLC and FrontPoint Convertible Arbitrage Fund GP, LLC each disclaim beneficial ownership of the securities held by the fund except for their pecuniary interest therein.

(16)	Jefferies Asset Management Ltd. is the investment advisor for this securityholder and consequently has voting and investment control over the referenced securities. Andre Sager (Assistant Vice President) and Evelyne Kaeser (Authorized Signatory) of Jefferies Asset Management Ltd. share voting and investment control over these securities.

(17)	JMG Capital Partners, L.P. (“JMG Partners”) is a California limited partnership. Its general partner is JMG Capital Management, LLC (the “Manager”), a Delaware limited liability company and an investment advisor registered with the Securities and Exchange Commission. The Manager has voting and dispositive power over JMG Partners’ investments, including the Registrable Securities. The equity interests of the Manager are owned by JMG Capital Management, Inc., a Delaware corporation (“JMG Capital”), and Asset Alliance Holding Corp., a Delaware corporation. Jonathan M. Glaser is the Executive Officer and Director of JMG Capital and has sole investment discretion over JMG Partners’ portfolio holdings.

(18)	JMG Triton Offshore Fund, Ltd. (the “Fund”) is an international business company under the laws of the British Virgin Islands. The Fund’s investment manager is Pacific Assets Management LLC, a Delaware limited liability company (the “Manager”). The Manager is an investment advisor registered with the Securities and Exchange Commission and has voting and dispositive power over the Fund’s investments, including the Registrable Securities. The equity interests of the Manager are owned by Pacific Capital Management, Inc., a Delaware company (“Pacific”), and Asset Alliance Holding Corp., a Delaware company. The equity interests of Pacific are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David, and Messrs. Glaser and Richter have sole investment discretion over the Fund’s portfolio holdings.

(19)	The securityholder is a wholly owned subsidiary of JPMorgan Chase & Co., a reporting entity with the Securities and Exchange Commission. JPMorgan Chase & Co. has voting and investment control over the securities held by the securityholder.

(20)	KBC Financial Products USA Inc. exercises voting and investment control over any shares of common stock issuable upon conversion of the notes owned by this selling securityholder. Mr. Luke Edwards, Managing Director, exercises voting and investment control on behalf of KBC Financial Products USA Inc.

(21)	The securityholder has informed us that TQA Investors, L.L.C. has voting and investment control over the referenced securities. TQA Investors, L.L.C. consists of the following members: Robert Butman, John Idone, George Essex, Paul Bucci and Bartholomew Tesoriero.

(22)

Man-Diversified Fund II Ltd. has been identified as the Controlling Entity of Man Mac 1 Ltd., the beneficial owner of the referenced securities. The manager shares of Man-Diversified Fund II Ltd. are owned 75% by Albany Management Company Limited and 25% by Man Holdings Limited. The registered shareholder of

Albany Management Company Limited is Argonaut Limited, a Bermuda company that is controlled by Michael Collins, a resident of Bermuda. Man Holdings Limited is a subsidiary of Man Group plc, which is a public company listed on the London Stock Exchange.

(23)	The Executive Committee of McMahan Securities Co. L.P. has voting and investment control over the securities held by McMahan Securities Co. L.P. The members of the Executive Committee are D. Bruce McMahan, Jay T. Glassman, Norman L. Ziegler, Scott Dillinger, Ronald P. Fertig and Patricia Ransom.

(24)	Morgan Stanley Advisors, which is a wholly owned subsidiary of Morgan Stanley, a reporting company under the Securities Exchange Act of 1934, has voting and investment power over the securities held by the securityholder.

(25)	Management of QVT Fund LP is vested in its general partner, QVT Associates GP LLC. QVT Associates GP LLC has appointed QVT Financial LP as the investment manager for QVT Fund LP. Accordingly, QVT Financial LP has voting and investment control over the Registrable Securities held by QVT Fund LP. QVT Financial GP LLC is the general partner of QVT Financial LP and as such has complete discretion in the management and control of the business affairs of QVT Financial LP. The managing members of QVT Financial GP LLC are Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm. Each of QVT Financial LP, QVT Financial GP LLC, Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm disclaims beneficial ownership of the Registrable Securities held by QVT Fund LP.

(26)	Pursuant to an investment management agreement, RG Capital Management, L.P. (“RG Capital”) serves as the investment manager of Radcliffe SPC, Ltd.’s Class A Convertible Crossover Segregated Portfolio. RGC Management Company, LLC (“Management”) is the general partner of RG Capital. Steve Katznelson and Gerald Stahlecker serve as the managing members of Management. Each of RG Capital, Management and Messrs. Katznelson and Stahlecker disclaims beneficial ownership of the securities owned by Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio.

(27)	Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC, a Delaware limited liability company (“SAC Capital Advisors”), and S.A.C. Capital Management, LLC, a Delaware limited liability company (“SAC Capital Management”) share all investment and voting power with respect to the securities held by S.A.C. Arbitrage Fund, LLC. Mr. Steven A. Cohen controls both S.A.C. Capital Advisors and S.A.C. Capital Management. Each of S.A.C. Capital Advisors, S.A.C. Capital Management and Mr. Cohen disclaim beneficial ownership of any of the referenced securities held by S.A.C. Arbitrage Fund, LLC.

(28)	The following individuals have voting and investment power over the securities held by the securityholder: Lief Rosenblatt, Mark Sonnino, Gabriel Nechamkin, Christopher Tozzo, Brian Kriftcher, Stephen Shapiro and David Ford. Each of the previously named individuals disclaims beneficial ownership of the referenced securities.

(29)	SG Cowen Securities Corp. is an institutional investment manager registered with the Securities and Exchange Commission. Societe Generale Asset Management Corp., a reporting entity with the Securities and Exchange Commission, has voting and investment power over the securities held by the securityholder.

(30)	UBS O’Connor LLC has voting and investment control over the securities held by the securityholder. UBS O’Connor LLC is a wholly owned subsidiary of UBS AG, which is a reporting entity under the Securities Exchange Act of 1934.

(31)	Van Kampen Asset Management, Inc., a reporting entity with the Securities and Exchange Commission, is the investment advisor to the securityholder and has voting and investment power over the securities held by the securityholder.

(32)	The securityholder is a wholly owned subsidiary of Wachovia Corporation, a reporting entity with the Securities and Exchange Commission. Wachovia Corporation has voting and investment control over the securities held by the securityholder.